THE WARRANT CERTIFICATE AND THE COMMON SHARES ISSUABLE ON EXERCISE THEREOF ARE NOT TRANSFERRABLE OTHERWISE THAN IN ACCORDANCE WITH THE TERMS HEREIN AND UNTIL THE EARLIER OF TWELVE (12) MONTHS FROM THE DATE HEREOF EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE SECURITIES LEGISLATION.


                                MINERA ANDES INC.
                               (the "Corporation")


THE COMMON SHARE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE MAY 10, 1997.


                               WARRANT CERTIFICATE



Warrant Certificate No: CW001           Representing 877,194 non-transferable
                                        1/2 common share purchase warrants, two
                                        of such warrants entitling the holder to purchase one common share in the capital of the Corporation at a price of $3.98 per common share on or before May 10, 1997.


THIS CERTIFIES that, for value received, COMINCO LTD., 500 - 200 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3L7 (the "holder or Warrantholder") is the registered holder of 877,194 non-transferable 1/2-common share purchase warrants ("Warrants"), two of such Warrants entitling the holder to subscribe for and purchase one fully paid and non-assessable common share in the capital of the Corporation ("Common Share").

The Warrants may be exercised at any time on or before 4:30 p.m., Calgary, (Calgary time), on or before May 10, 1997 (the "Expiry Date") at a price of $3.98 (Canadian) per Common Share payable in lawful money of Canada (the "Exercise Price"), after which all rights evidenced hereby shall be void and of no further value.

The Warrants may be exercised, in whole or in part, at any time prior to 4:30 p.m. on the Expiry Date by the holder completing the Exercise Form attached hereto and delivering same to the Secretary of the Corporation, in care of the head office of the Corporation from time to time, together with this certificate and a certified cheque or bank draft payable in Canadian funds to the order of the Corporation, at par in the amount of the purchase price for the Common Shares subscribed for, which may not exceed the number shown on the face hereof. The Corporation shall notify the holder in writing of any change of address of its head office.

Common Shares subscribed for must be paid in full at the time of subscription.

Upon compliance with the conditions as aforesaid, the Corporation will cause to be issued to the person or persons in whose name or names the Common Shares so subscribed for are to be issued the number of Common Shares subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such number of Common Shares. Within five (5) business days of compliance with the conditions aforesaid, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the Exercise Form, a certificate or certificates evidencing the number of Common Shares subscribed for.

The Warrants may be exercised in whole or in part and, if exercised in part, the Corporation shall issue another certificate, in this form, evidencing the remaining rights to purchase Common Shares, provided that any such right shall terminate on the Expiry Date.

The holder shall have no rights whatsoever hereunder as a shareholder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Corporation), other than in respect of Common Shares which the holder shall have exercised his right to purchase hereunder in compliance herewith.

The holder may at any time prior to the Expiry Date, upon surrender hereof to the Corporation at its head office and upon payment of the reasonable charges of the Corporation, exchange this Warrant Certificate for other Warrant Certificates evidencing Warrants entitling the registered holder thereof to acquire in the aggregate the same number of Common Shares as may be acquired under the Warrants represented by this Certificate. Any Common Shares issued upon exercise of the Warrants prior to May 10, 1997, will be subject to a hold period and other restrictions on resale.

No fractional Common Shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional Common Shares, if any. To the extent that the holder would otherwise be entitled to purchase a fraction of a Common Share, such right may be exercised in combination with other rights which, in the aggregate, entitles the holder hereof to purchase a whole number of Common Shares.

If and whenever at any time on or prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation or a subdivision or consolidation of the Common Shares or an amalgamation, merger or other business combination of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity or the payment of a stock dividend, the Warrantholder whose right of acquisition has not been exercised prior to the effective date of such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by him, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or other business combination, or to which such sale or conveyance may be made, as the case may be, that the Warrantholder would have been entitled to receive on such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, other business combination, sale, conveyance or payment, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this paragraph, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Warrantholder is entitled on the exercise of his acquisition rights thereafter.

The adjustments provided for herein in the number and classes of securities which are to be received on the exercise of Warrants, are cumulative. After any adjustment pursuant hereto, the term "Common Shares" where used herein shall be interpreted to mean securities of any class or classes which, as a result of all prior adjustments pursuant to this section, the Warrantholder is entitled to receive upon the exercise of the Warrant, and the number of Common Shares indicated in any Exercise Form shall be interpreted to mean the number of securities which, as a result of all prior adjustments pursuant hereto, a Warrantholder is entitled to receive upon the full exercise of a Warrant.

In the event of any question arising with respect to the adjustments provided for herein, such question shall be conclusively determined by the Corporation's independent external auditors or, if they are unwilling to act, another firm of auditors satisfactory to the Corporation who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrantholder and all other interested persons.

As a condition precedent to the taking of any action which would require an adjustment in the number or classes of securities which may be acquired on exercise of the Warrants, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the securities which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided herein, deliver a certificate of the Corporation to each Warrantholder, at the address of each Warrantholder appearing on the register of Warrants maintained at the head office of the Corporation or at such other address, as the Warrantholder may have notified the Corporation, specifying the nature of the event requiring the same and the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The holding of the Warrants evidenced by this Certificate shall not constitute the holder hereof a shareholder of the Corporation nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

The Warrants and all rights granted hereunder are not assignable nor transferrable to any party by the holder thereof.

If any Warrant Certificate is lost mutilated, destroyed or stolen, the Corporation may, on such reasonable terms as to cost and indemnity or otherwise as they may impose, respectively issue a replacement Warrant Certificate similar as to denomination, tenor and date as the Warrant Certificate so lost, mutilated, destroyed or stolen.

This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been signed and certified by or on behalf of the Corporation. Time shall be of the essence hereof.

The Warrants shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 10th day of May, 1996.


                                   MINERA ANDES INC.


                                   Per:
                                        ---------------------------------------
                                        ALLEN V. AMBROSE, PRESIDENT

                                  EXERCISE FORM
                                  -------------

TO:  Minera Andes Inc.
     c/o Ogilvie and Company
     Suite 1600, 407 - 2nd Street S.W.
     Calgary, Alberta
     T2P 2Y3


The undersigned hereby exercises its right to acquire Common Shares of Minera Andes Inc. as constituted on May 10, 1996 in accordance with and subject to the provisions of the Warrant Certificate dated May 10, 1996.

The Common Shares (or other securities or property) are to be issued as follows:

          Name:
               -----------------------------------------------------------------
                           (print clearly)

          Address in full:
                          -----------------------------------------------------

          ---------------------------------------------------------------------

          Social Insurance Number:
                                  ---------------------------------------------

          Number of Common Shares:
                                  ---------------------------------------------

     Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

Such securities (please check one):

(a) ___________     should be sent by first class mail to the following address:

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                                       OR

(b) ___________     should be held for pick up at the office of Ogilvie and
                    Company


If the number of Warrants exercised are less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of COMINCO LTD. at the following address:

-------------------------------------------------------------------------------

Such securities (please check one):

(a) ___________     should be sent by first class mail to the following address:

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                                       OR

(b) ___________     should be held for pick up at the office of Ogilvie and
                    Company

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.


DATED this           day of                           , 199     .
           ---------        --------------------------     -----



------------------------------     --------------------------------------------
Signature Guaranteed               (Signature of Warrantholder)

                                   --------------------------------------------
                                   Print full name

                                   --------------------------------------------
                                   Print full address

Instructions:

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Minera Andes Inc., c/o Ogilvie and Company at its office at Suite 1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.
2. If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.
3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Minera Andes Inc. c/o Ogilvie and Company.
4. If the registered holder exercises its right to receive Common Shares prior to May 10, 1997, the Common Shares will be subject to a hold period and will be issued with a legend reflecting such hold period.

                                Minera Andes Inc.
                             c/o Ogilvie and Company
                        Suite 1600, 407 - 2nd Street S.W.
                                Calgary, Alberta
                                     T2P 2Y3
                            Telephone: (403) 237-9050